Exhibit 99.1

HeartSciences Granted U.S Patent for ECG Assessment of Heart Diastolic Function Using Artificial Intelligence

Patent continues to strengthen and expand IP portfolio

Southlake, Texas, September 20, 2022, (GLOBE NEWSWIRE) -- Heart Test Laboratories, Inc. d/b/a HeartSciences (NASDAQ: HSCS; HSCSW) (“HeartSciences” or the “Company”), a medical technology company focused on applying innovative AI-based technology to an ECG (also known as an EKG) to significantly expand and improve an ECG’s clinical usefulness by detecting cardiac dysfunction, today announced that it has been granted a patent from the United States Patent and Trademark Office (USPTO) for ECG quantification of echocardiographic measures of diastolic function of the heart using AI methods.

Diastolic dysfunction (impaired cardiac relaxation) is an important indicator of overall heart health as it is impaired by all of the common pathological processes of heart disease and is a sensitive indicator of cardiovascular dysfunction. Diastolic dysfunction is recognized as one of the earliest signs of heart disease and typical onset occurs when a patient is still asymptomatic.

Today, diastolic function of the heart must be assessed in a specialist cardiology environment typically using echocardiography-based imaging. Historically, ECGs have had limited, if any, role in the evaluation of cardiac dysfunction and, therefore, the ability to assess cardiac diastolic function using an ECG would make it a far more valuable cardiac screening tool particularly in frontline or point-of-care clinical settings.

HeartSciences’ first device, the MyoVista® Wavelet ECG (wavECG™) leverages AI machine learning to detect cardiac dysfunction that cannot be diagnosed by current conventional ECGs. Its first algorithm is designed to provide diagnostic information related to impaired cardiac relaxation associated with diastolic dysfunction as well as all conventional ECG information in a single test.

Andrew Simpson, Chief Executive Officer of HeartSciences, stated, “The ECG is a ubiquitous, relatively low-cost, simple and quick test that can be performed in a wide range of clinical settings by a non-specialist clinician or clinical aide. One of the most significant needs in healthcare is the ability to detect cardiac dysfunction early. Adding diagnostic information related to cardiac dysfunction to an ECG would not only make it a far more valuable cardiac screening tool, but also addresses a significant unmet need in the market with an estimated 100 million plus ECG tests performed annually in the USA alone.”

“A growing body of published ECG research demonstrates that ECGs can have far greater clinical value and the grant of this patent reinforces our belief the HeartSciences is positioned at the forefront of what is expected to be a new era for ECGs. This latest patent is an important extension of our IP portfolio - providing significant prospective value for the company,” concluded Mr. Simpson.

Mr. Mark Hilz, Chief Operating Officer of HeartSciences, commented, “We are committed to patent and intellectual property protection related to our research and development efforts focused on expanding ECG clinical capabilities. We believe patent and IP protection is essential, while pursuing novel advancements for ECGs, and are proud to be awarded this valuable patent by the USPTO.”

The Company to date has been granted eight patents in the U.S. (including the one announced in this press release), bringing the Company’s total granted patents, including international, to eighteen as of the date of this press release. The Company has also received allowances of further applications by the European Patent Office and Israel with several additional pending patent applications in multiple international jurisdictions including Brazil, Canada, India, South Korea, Mexico, and the United Arab Emirates.

About HeartSciences

Heart Test Laboratories, Inc. d/b/a HeartSciences is medical technology company focused on applying innovative AI-based technology to an ECG (also known as an EKG) to expand and improve an ECG’s clinical usefulness. The Company’s objective is to make an ECG a far more valuable cardiac screening tool, particularly in frontline or point-of-care clinical settings. HeartSciences’ first product candidate for FDA clearance, the MyoVista wavECG, or the MyoVista, is a resting 12-lead ECG that is also designed to provide diagnostic information related to cardiac dysfunction which has traditionally only been available through the use of cardiac imaging. The MyoVista also provides conventional ECG information in the same test. The business model, which involves the use of the MyoVista device and consumables for each test, is expected to be “razor-razorblade” as the electrodes used with the MyoVista are proprietary to HeartSciences, and new electrodes are required for every test performed.

For more information, please visit: https://www. heartsciences.com.

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are relating to the Company's future financial and operating performance. All statements, other than statements of historical facts, included herein are "forward-looking statements" including, among other things, statements about HeartSciences’ beliefs and expectations. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's control. The expectations reflected in these forward-looking statements involve significant assumptions, risks and uncertainties, and these expectations may prove to be incorrect.

Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Potential risks and uncertainties include, but are not limited to, risks discussed in HeartSciences’ filings with the U.S. Securities and Exchange Commission at www.sec.gov. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For investor and media inquiries, please contact:

Investor Relations:

Crescendo Communications, LLC

Phone: (212) 671-1021

Email: HSCS@crescendo-ir.com

Company:
Gene Gephart
Phone: +1-737-414-9213 (US)
Email: investorrelations@heartsciences.com